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                                                                  EXHIBIT 10.13

                         [Letterhead NYCOMED AMERSHAM]

19th February, 2001
                                              Nycomed Amersham plc

Company Secretary                             Amersham Place
Amersham Pharmacia Biotech Limited            Little Chalfont
Amersham Place                                Buckinghamshire
Little Chalfont                               HP7 9NA England
Bucks HP7 9NA                                 T +44 (0) 1494 544000
                                              F +44 (0) 1494 542266


Attention: J.A. Cooper

Dear Sir,

GENERAL SERVICES AGREEMENT -- 4TH AUGUST, 1997 (THE "AGREEMENT") -- PROPOSED AMENDMENT

As you are aware, we are in the process of making a public offering of approximately 10% of the common stock which we currently hold in Amersham Pharmacia Biotech Limited (or any successor company following a reorganisation of the common stock) ("APBiotech").

With reference to Clause 8.7 of the Agreement, it has been agreed that in future the circumstances in which Nycomed Amersham plc shall be entitled to terminate the Agreement on three months' notice shall be when Nycomed Amersham ceases to have the right to nominate the majority of the Board of Directors of APBiotech, rather than on ceasing to have a direct or indirect interest in at least 50% of the voting rights attaching to the stock of APBiotech.

Clause 8.7 shall therefore be amended as follows:

"8.7 International may terminate this Agreement on three months' notice ending on or after the date on which International ceases to have the right to nominate the majority of the Board of Directors of Biotech."

Please acknowledge agreement by countersigning this letter and returning it to me.

Yours sincerely,


/s/ G.F.B. Kerr
------------------
G.F.B. Kerr
Finance Director                        Agreed:
                                        /s/ J.A. Cooper
                                        --------------------------------------
                                        J.A. Cooper
                                        For Amersham Pharmacia Biotech Limited